Exhibit 99.2

Intra-Cellular Therapies Prices Public Offering of Common Stock

NEW YORK, April 17, 2024 (GLOBE NEWSWIRE) — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI) (“Intra-Cellular Therapies”), a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system (CNS) disorders, today announced the pricing of its previously announced underwritten public offering of 6,849,316 shares of its common stock at a public offering price of $73.00 per share. All of the shares in the offering will be sold by Intra-Cellular Therapies, with gross proceeds to Intra-Cellular Therapies expected to be $500.0 million before deducting underwriting discounts and commissions and offering expenses. Intra-Cellular Therapies has granted the underwriters a 30-day option to purchase up to an additional 1,027,397 shares on the same terms and conditions. The offering is expected to close on April 22, 2024, subject to the satisfaction of customary closing conditions.

J.P. Morgan, Leerink Partners, BofA Securities, Morgan Stanley and RBC Capital Markets are acting as joint book-running managers for the offering. Cantor, Mizuho, Canaccord Genuity and Needham & Company are acting as co-managers for the offering.

The public offering is being made pursuant to a shelf registration statement on Form S-3 (including a base prospectus) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective upon filing. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, (800) 808-7525 ext. 6105, syndicate@leerink.com; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC, 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by email: prospectus@morganstanley.com; or RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at (877) 822-4089, or by emailing equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things, the completion and timing of the public offering and the anticipated total gross proceeds from the offering. Intra-Cellular Therapies often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: uncertainties related to market conditions and the completion of the public offering and other risks and uncertainties that are described under the heading “Risk Factors” in Intra-Cellular Therapies’ preliminary prospectus supplement filed with the SEC on April 16, 2024, Intra-Cellular Therapies’ most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Intra-Cellular Therapies faces, the results or events indicated by any forward-looking statement may not occur. Intra-Cellular Therapies cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Intra-Cellular Therapies’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Intra-Cellular Therapies disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Contact

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Media Inquiries:

Burns McClellan, Inc.

Cameron Radinovic

cradinovic@burnsmc.com

212-213-0006